UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 3 )
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Commission File Number 333-184228
Filed December 27, 2012

NuGold Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1040
(Primary Standard Industrial Classification Code Number)

27-2004301
(I.R.S. Employer Identification Number)

7494 Saginaw Way
Citrus Heights, CA 95610
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Brenton J. Country, President
NuGold Resources, Inc.
7494 Saginaw Way
Citrus Heights, CA 95610
(916) 599-6535
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	400,000		$0.15	$60,000		$8.18
Common Stock, $0.001 par value	50,000	(1)	$0.10	$5,000		$0.68

TOTAL	450,000		$0.15	$65,000	(2)	$8.86
(1)	50,000 shares of common stock are being offered for sale by Stoecklein Law Group, LLP as a selling shareholder.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

A Registration Statement relating to these securities has been filed with the Securities Exchange Commission.  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 4.

Dated ________________, 12

PROSPECTUS
Subject To Completion

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

NuGold Resources, INC.

400,000 Shares of Common Stock Offered by
NuGold Resources, Inc.
And
50,000 Shares of Common Stock offered by the Selling Shareholders

	Per Share	Total

Public Offering Price…	$0.15	$60,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to NuGold Resources, Inc…	$0.15	$60,000

We are offering to the public 400,000 shares of common stock (the “new shares”), at $0.15 per share, in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering, on ____, 20___. If we do not sell all of the 400,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims. At this time we do not have any outstanding creditor claims.  We are also registering for our selling stockholders a total of 50,000 shares of common stock.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.  The concurrent offering of 50,000 shares of our common stock by the selling stockholders is separate from our offering of 400,000 new shares.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange, quoted on an OTC market such as OTC-Quotation Board (OTC-QB), and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. Because there is currently no active trading market, selling stockholders will sell at a stated fixed price of $0.10 per share until securities are quoted on the OTC-QB and thereafter, the shares will be sold at the prevailing market prices or other privately negotiated prices. However, there is no guarantee that our shares will ever be quoted on the OTC-QB. The minimum investment, for this primary offering only, for each investor is $600 or 4,000 shares.  All funds will be placed into a separate corporate account, not in an escrow or trust account, and as such, it may be subject to creditor’s claims. At this time we do not have any outstanding creditor claims.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in NuGold Resources, Inc., and these securities before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 4.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “NuGold Resources” refer to NuGold Resources, Inc.

NuGold Resources is a development stage company incorporated in the State of Nevada on February 26th, 2010. We were formed to engage in the business of buying and selling gold. Upon the completion of this offering and the implementation of a distribution network, we may expand purchases to include other precious metals and stones. In February 2010 we commenced our planned principal operations.

Since our inception on February 26, 2010 through September 30, 2012, we have not generated any revenues and have incurred a net loss of $75,140. In February of 2010 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, such as accounting services, and various filing fees and transfer agent fees. Additionally capital raised in this offering will fund website and marketing development, purchase of investment quality gold and other precious metals and working capital. We believe that our lack of significant expenses and our ability to commence with private purchases and sales, may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. However, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from gold sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

NuGold Resources is building a business based on the buying and selling of gold through private party transactions. At this time we are in the process of implementing our marketing plan, which includes graphic design work, and lead development.  We have no intentions to be acquired or to merge with an operating company. Additionally, our shareholders have no intention of entering into a change of control or similar transaction.

No member of our management or any of our affiliates have been previously involved in the management or ownership of a development stage company that has not implemented its business plan, engaged in a change of control or similar transaction or has generated no or  minimal resources to date.  We commenced operations in February of 2010, since then we have been developing our marketing plan, establishing market contacts and developing our website and our investment methods.  Our business model, which is still evolving as new ideas are brought forth, is built on revenue streams from the buying and selling of gold products.

In the future we may branch out into the buying and selling of other precious metals as well as rare and precious gem stones. We are unsure at this time as to the time frame of this market expansion, as the result of a lack of additional capital and investment leads.

Gold Investment and Sales

NuGold Resources initially plans to buy and sell gold through private transactions.  We had one supplier of this precious metal, Alcantara Brands Corporation. However they were unable to deliver the gold as agreed and we have since been developing relationships with other potential suppliers; however, we have not come to any concrete agreements with any suppliers. We have been in contact with individuals with connection to a gold mine in the Republic of Ghana in West Africa. We have not yet formalized the relationship or come to any specific agreement. We intend to develop additional contacts to allow the Company to purchase gold and other precious minerals at competitive prices.

As of the date of this prospectus we have one officer who also serves as our sole director, acting as our sole employee, who we anticipate devoting a significant portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. Even though we intend to generate revenues upon the commencement of our marketing plan, it is possible we will sustain operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for costs associated with the offering, fees associated with SEC reporting requirements and gold investment purchases. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

NuGold Resources, Inc.’s address and phone number are:

NuGold Resources, Inc.
7494 Saginaw Way
Citrus Heights, CA 95610
(916) 599-6535

Summary of the Offering

New Securities Offered…(1)	400,000 shares of common stock, $0.001 par value per share.

Price Per Share…(2)	$0.15

Minimum Purchase…	$600 for 4,000 shares of common stock

Common Stock Outstanding before Offering…	4,210,000 shares of common stock

Common Stock Outstanding after Offering…	4,610,000 shares of common stock

Estimated Total Proceeds…	$60,000

Offering Expenses…(3)	$10,600

Net Proceeds after Offering Expenses…	$49,400

Use of Proceeds…	Other than the expenses of the offering, the proceeds of the offering will be used for; accounting, graphic design, marketing, gold purchases and general working capital.

Subscriptions…	Subscriptions are to be made payable to “NuGold Resources, Inc.”
(1)	Management may not, and will not purchase any shares in this offering.
(2)
Currently there is no trading market for our stock.  We intend to apply for quotation on the OTC-QB and will require assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us. Selling stockholders will sell at a stated fixed price of $0.10 until securities are quoted on the OTC-QB. Thereafter they will be sold at the prevailing market price or privately negotiated prices.

(3)	Total reflects an estimate of costs including: accounting and audit $6,000, copy and printing $600, $3,000 for EDGAR services and $1,000 for transfer agent setup and initial certificate issuances.

Selling Stockholders

Shares offered by the selling stockholders...	50,000 shares of common stock, $0.001 par value per share.

Offering price...
Selling stockholders will sell at a stated fixed price of $0.10 per share until securities are quoted on the OTC-QB, and thereafter they will be sold at the prevailing market price or privately negotiated prices.

Total proceeds raised by us from the disposition of the common stock by the selling stockholders or their transferees...	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling stockholders or their transferees.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Income Statement Data:	(Inception) February 26, 2010 to September 30, 2012 (unaudited)
Revenue	$-

Operating Expenses:
General and administrative expenses	2,201
Professional fees	70,755
Total Operating Expenses	72,956

Other Expense:
Interest Expense	5
Interest Expense-related party	2,179
Total Other Expenses	2,184

Net (loss)	$(75,140)

Net (loss) per share – basic	$(0.00)

Balance Sheet Data:	As at September 30, 2012 (unaudited)
Total Assets…	$95
Total Liabilities…	$23,209
Total Stockholders’ Deficit…	$(23,114)

RISK FACTORS

Investors in NuGold Resources should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in February 2010 and have a limited history of operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in February of 2010 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $70,851 for the year ended June 30, 2012, and $75,140 for the three months ended September 30, 2012 and (iii) we have incurred losses of $70,851 for the year ended June 30, 2012 and $75,140 for the three months ended September 30, 2012. We have been focused on organizational, start-up activities and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.”

Our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Additionally, our auditor’s report reflects that the ability of NuGold Resources to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

As a result of placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a separate corporate account during the entire offering period, rather than an escrow account, management will have immediate and direct access to the funds during the entire offering period. Thus creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments, regardless of whether or not the offering closes.

The Company’s sources may be subject to substantial environmental and other regulatory requirements and such regulations may become more stringent. Non-compliance with such regulations, either through current or future operations or a pre-existing condition could materially adversely affect the Company’s ability to purchase gold and other precious metals.

The Company’s sources for gold and other precious metals are subject to environmental regulations in the jurisdiction in which they operate. Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors, and employees. There can be no assurance that future changes in environmental regulation, if any, will not be materially adverse to the Company’s operations.

The Company’s sources may have properties which contain environmental hazards, and are presently unknown to the third party, which have been caused by previous or existing owners or operators of the properties. If these properties do contain such hazards, this could lead to the Company being unable to utilize the third party as a source of goods for resale.

Government approvals and permits are sometimes required in connection with mining operations. Obtaining or renewing approvals or permits can be a complex and time-consuming process. There can be no assurance that the Company’s third party sources will be able to obtain or renew the necessary approvals and permits on acceptable terms, in a timely manner, or at all. To the extent such approvals are required and not obtained; the Company may be delayed or prohibited from acquiring sufficient goods for resale.

Decrease in value of gold could result in decreased revenues.

While we intend to eventually purchase other precious metals, our business is currently focused on purchasing gold for resale. Thus, in the event the price of gold decreases, our revenues and/or profit margins could likewise decrease.

We will be competing with better established companies.

We will not be the first company to attempt to resell gold and other precious metals. There are other companies whose contacts and expertise may be more advanced than ours, and whose methods of marketing and resale may be more cost-effective. Further, we will be facing competition from better established companies, which may have better local, regional and national connections, and whose efforts produce larger sales and revenues.

Competition in the gold and precious metals industry is intense, and we have limited financial and personnel resources with which to compete.

Competition in the gold and precious metals industry for desirable quantities, quality, investment capital and personnel is intense. Numerous companies headquartered in the United States, Canada and elsewhere throughout the world compete for gold and other precious metals on a global basis. We are an insignificant participant in the gold industry due to our limited financial and personnel resources. We presently operate with a sole employee, and anticipate that we will compete with other companies in our industry to hire additional qualified personnel which will be required to successfully operate our Company. We may be unable to attract the necessary investment capital or personnel to fully develop our marketing and business plan. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Gold prices and natural resources in general, are volatile and there can be no assurance that a profitable market for gold and other precious metals will exist.

The gold and metals industry is intensely competitive, and there is no assurance that, even if the Company has the ability to market commercial quantities of gold and other mineral resources, a profitable market will exist for the sale of those resources. There can be no assurance that gold prices will remain at such levels or be such that the Company can sell at a profit. Factors beyond the Company’s control may affect the marketability of any minerals purchased. Gold prices are subject to volatile changes resulting from a variety of factors including international, economic and political trends, expectations of inflation, global and regional supply and demand and consumption patterns, metal stock levels maintained by producers and others, the availability and cost of metal substitutes, currency exchange fluctuations, inflation rates, interest rates, speculative activities and increased production due to improved mining and production methods.

Our present limited operations have not yet proven profitable.

To date we have not shown a profit in our operations. We cannot assure that we will achieve or attain profitability in 2012 or at any other time. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition

We are significantly dependent on our sole officer and director, who lacks experience running a public company. The loss or unavailability to NuGold Resources of Mr. Country’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Brenton J. Country, our president. It would be difficult to replace Mr. Country at such an early stage of development. The loss by or unavailability to NuGold Resources of Mr. Country’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Country could result in the loss of one’s investment. Mr. Country will generate sales through personal contacts; some of whom we may lose as a result of losing Mr. Country. If this occurs it may significantly affect our revenues. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Country, should his services be discontinued.

In the event that we are unable to locate or employ personnel to replace Mr. Country, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Country has no experience in running a public company. His lack of experience in operating a public company could impact your return on investment, if any.

As a result of our reliance on Mr. Country, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Country intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company. Such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Country to make the appropriate management decisions.

Mr. Country lacks relevant experience related to our proposed business.

Mr. Country is a retired officer of the California Highway Patrol. He lacks experience as a director or officer of a public company or other related position in a company that is focused on the buying and selling of gold through private transactions. His lack of experience puts our investors at risk of losing their entire investment.

Mr. Country may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Country’s limited time devotion to NuGold Resources could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Country may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Country will devote only a portion of his time to our activities.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, a single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Mr. Country will own approximately 89% of our outstanding common shares after completion of the offering. As a consequence of his stock ownership position, Mr. Country will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Mr. Country’s majority ownership of our outstanding common shares after this offering, Mr. Country will control our issuance of securities after the offering.

As a consequence of Mr. Country’s controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.14 or 92.09% in the offering. See “Dilution”

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of website and marketing development, investment purchases, and all other associated fees. To fully implement our business plan we may require substantial additional funding. This offering, if successful, will enable us to commence making investment purchases, and will not assist us in further developing our initial business operations. Additionally, since the net offering proceeds have been earmarked for website development, accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC market maker for sponsorship of our securities on the OTC-QB there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC-QB or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that NuGold Resources, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2012, after giving effect to and as adjusted to give effect to the sale of the 400,000 common shares offered in this prospectus.

	As of September 30, 2012 (unaudited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$2,850	$2,850

Stockholders’ Equity:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized;	-	-
Common Stock, $0.001 par value; 100,000,000 shares authorized;
4,210,000 shares issued and outstanding	4,210
4,610,000 shares issued and outstanding as adjusted following 400,000 issued in this offering		4,610
Additional paid-in capital	47,816	107,816
Offering Expenses	-	(10,600)
Deficit accumulated during development stage	(75,140)	(75,140)
Stockholders’ (Deficit)/ Equity	$(23,114)	$26,686
Total Capitalization	$95	$3,477

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $95, which was on hand as of September 30, 2012, and the net proceeds of this offering $49,400 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $49,400. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$60,000

Less: Offering Expenses
Accounting and Audit	$6,000
Copying	600
Transfer Agent Fees	1,000
EDGAR Fees	3,000

Net Proceeds from Offering	$49,400

Use of Net Proceeds

Investment Purchase	27,400
Website and Graphic Design Development	2,000
Accounting Fees (1)	10,500
Working Capital (2)	9,500

Total Use of Net Proceeds	$49,400
(1)	Accounting Fees. We have allocated up to $10,500 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.
(2)
Working Capital. Includes any application deemed appropriate for the company to maintain operations, including but not limited to the expenses relating to our marketing and website maintenance, as well as the purchase of investment gold.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. The shares offered by the selling shareholders are being offered at $0.10 per share because that is the value of the legal services performed when the value of the shares was determined in 2010 . Stoecklein Law Group, LLP was issued 50,000 shares at $0.10 per share as compensation for legal services in 2010. The value was determined based on the fact that the company was newly formed, management had limited funds for operations, and management was seeking entrance into an industry that they are inexperienced with. $5,000 for 50,000 shares or $0.10 per share seemed to be a reasonable valuation.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At September 30, 2012 our common stock had a net tangible book value of approximately $(23,114) or $(0.01) per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.15 per share, our pro forma net tangible book value at September 30, 2012, would have been $26,086 or $0.01 per share. This results in immediate dilution per share to investors of $0.14 or 96.30%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.15
Net tangible book value per share before offering…	$(0.01)
Increase per share attributable to investors…	$0.02
Pro forma net tangible book value per share after offering…	$0.01
Dilution per share to investors…	$0.14

The following tables summarize, as of September 30, 2012, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 400,000 shares offered in this prospectus at an assumed initial public offering price of $0.15 per share and before any deduction of estimated offering expenses.

	Shares Purchased			Total Consideration		Average Price Per Share
	Amount		Percent	Amount	Percent
Original Stockholders	4,210,000	(1)	92%	$52,000	46%	$0.01
Public Stockholders	400,000		8%	$60,000	54%	$0.15
Total	4,610,000		100%	$112,000	100%	$0.02
(1)
Includes 4,100,000 shares issued in February of 2010, to our one founding stockholder for his initial contribution of $41,000 for setting up our corporate entity and providing the product development and concept plans for the business opportunity, as well as the 50,000 shares issued to legal counsel per the Retainer Agreement, valued at $5,000 or $0.10 per share.  Additionally 60,000 shares were issued per the Company’s receipt of a capital investment of $6,000 by a related party.

SELLING STOCKHOLDERS

           The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.  Because there is currently no active trading market, selling stockholders will sell at a stated fixed price of $0.10 until securities are quoted on the OTC-QB, but there is no guarantee that the securities will ever be quoted on the OTC-QB. If the shares are listed, they will be sold at the prevailing market price or privately negotiated prices.

Each of the selling stockholders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

Selling Stockholder Information

The following is a list of selling stockholders who own an aggregate of 50,000 shares of our common stock covered in this prospectus. Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.

	Number of Shares	Number of Shares to	Shares Beneficially Owned After Offering
Name	Owned	be Offered	Number	Percent
Stoecklein Law Group, LLP(1)	50,000	50,000	0	0%
(1)	Stoecklein Law Group, LLP is our legal counsel and was issued 50,000 shares in accordance with the Retainer Agreement executed on February 24, 2010, at a cost basis of $0.10 per share.
(2)	Donald J. Stoecklein is the natural person having voting and investment control over the shares beneficially owned by Stoecklein Law Group, LLP.

Unless footnoted above, based on information provided to us, none of the selling stockholders are affiliated or have been affiliated with any broker-dealer in the United States.  Except as otherwise provided in this prospectus, none of the selling stockholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Shares Offered By Us

We are offering to the public 400,000 shares of common stock, at $0.15 per share, in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering on the date of effectiveness of this registration statements on ________, 2012 (“Termination Date”) with no extensions. If we do not sell all of the 400,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction. The total amount of proceeds of the offering must be received by the termination date.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. The minimum investment, for this primary offering only, for each investor is $600 or 4,000 shares.  There has been no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 400,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. This corporate account is an account which is separate from our existing operations account, and that will be utilized exclusively to hold the money raised in this offering until the requisite $60,000 is raised. The account is managed and monitored by management of NuGold Resources to handle the processing of all subscription funds; however the funds will not be used until we sell the requisite 400,000 shares. If we do not sell 400,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction; within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Brenton J. Country, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Country will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Country intends to sell the shares being registered according to the following plan of distribution:
•	Shares will be offered to friends, family and other associates of Mr. Country through personal contacts; there will be no direct mail or advertising associated with this offering;
•	Shares will be offered to individuals who have expressed interest to Mr. Country in regards to investing in a start-up venture;

Mr. Country will be relying on, and complying with, Rule 3a4-1(a) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of NuGold Resources otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Country will comply with the guidelines enumerated in Rule 3a4-1(a). Neither Mr. Country, nor any affiliates will be purchasing shares in the offering.

In the event of any successor to the named selling stockholder wishing to sell under this prospectus, we will file a prospectus supplement identifying the successors as selling stockholders. Because there is no active trading market for these securities, selling stockholders will sell at a stated fixed price until securities are quoted on the OTC-QB. Thereafter they will be sold at the prevailing market price or privately negotiated prices.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by NuGold Resources to each offeree;
•	the subscription is completed by the offeree, and submitted with check to NuGold Resources where the subscription and a copy of the check is reviewed by securities counsel;
•	each subscription is reviewed by counsel for NuGold Resources to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Country, and the funds deposited into an account labeled: NuGold Resources, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Shares Offered By Selling Shareholders

We are also registering the shares currently held by certain stockholders to permit them and their transferees or other successors in interest to offer the shares at a fixed price of $0.10 per share from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders.

The selling stockholders may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling stockholders, selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTC-QB :

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block
•	as principal to facilitate the transaction;
•	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transaction;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.

It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders.  The selling stockholders and any brokers, dealers or agents, upon affecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

           The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.

In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock.  Following the consummation of this offering, we do not anticipate that any such trading market will develop.  Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely.  We may seek a market maker to sponsor our common stock on the OTC-QB. Application will then be made by the market maker to sponsor our shares of common stock on the OTC-QB.  No market maker has yet undertaken to sponsor our common stock on the OTC -QB and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops, if ever, in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page 5, above, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.

Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Funds will be deposited to the following:
NuGold Resources, Inc.
Wells Fargo
601 1st Ave.
San Diego, CA 92101

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Brenton J. Country is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Brenton J. Country	61	President, Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Brenton J. Country. Age 61, President, Director and founder of NuGold Resources, Inc., from February 26, 2010 to present.  Originally born in Philadelphia, Pennsylvania, Mr. Country graduated from United States International University in 1973, where he received a BA in sociology.  In 1981, Mr. Country entered the California Highway Patrol Academy, graduating as an officer in 1982. Mr. Country retired from the California Highway Patrol (“CHP”) on December 31, 2004. During his time in the CHP, Mr. Country served in nine different field commands, was the Area Commander in Woodlands, California, received numerous commendations and supervised over 400 area officers. Since retiring from the CHP, Mr. Country has utilized much of his time studying investment strategies and the market trends of precious metals and stones. Mr. Country’s management and supervision experience has led us to the conclusion he would be capable to serve as our Director.  Mr. Country will be responsible for the day to day operation of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 400,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Brenton J. Country	4,100,000	97%	89%
All Directors, Officers and Principle Stockholders as a Group	4,100,000	97%	89%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 4,210,000 shares were outstanding as of the date of this prospectus. Upon sale of the 400,000 shares offered herein, we will have outstanding 4,610,000 shares of common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights, but are entitled to one vote for each shares of common stock they hold. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of NuGold Resources, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders, if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and
•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

Stoecklein Law Group, LLP, of 401 West A Street, Suite 1150, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of NuGold Resources, as of June 30, 2012, are included in this prospectus and have been audited by De Joya Griffith, LLC, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of NuGold Resources will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting NuGold Resources. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in NuGold Resources in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

NuGold Resources, Inc. is a development stage company incorporated in the State of Nevada in February of 2010. We were formed to engage in the business of buying and selling gold through private transactions. We are in the process of designing a website, www.nugold.net, to be a primary source of information for the general public of the nature of our business, as well as provide detailed analysis of investing in gold.

During our initial months of formation, we concentrated our energies on analyzing the viability of our business plan, and establishing our business model, including researching the gold industry and trying to generate contacts and relationships with key suppliers and potential customers.  We are of working with a graphic specialist to assist us in designing a logo.

We are attempting to build NuGold Resources into a business focused on the buying and selling investment quality gold.  We consider investment quality gold or investment grade gold to have between 0.90 and 0.9999 Millesimal Fineness. Millesimal Fineness is a system of denoting the purity of platinum, gold and silver alloys by parts per thousand of pure metal by mass in the alloy.  In order to generate revenues during the next twelve months, we must:

1. Build our website – We believe that using the internet is a great marketing tool not only for providing information on our company, but also for providing current information regarding the gold market and its investment future. We registered the domain name www.nugold.net, and have launched our preliminary website. The site is still under construction but we intend to have a fully developed website capable of processing sales, providing company information, current investment news and articles regarding the gold market. We launched our preliminary website ahead of our original schedule, and plan on being fully functional during the first quarter of 2013.

2. Develop and implement a marketing plan –NuGold Resources’ planned revenue streams will require an extensive list of contacts interested in the purchase and sale of gold, as well as an improved web presence for direct marketing to industry. Marketing initiatives include search engine optimization (SEO), website based video discussions, power-point analysis of the history of the gold markets and up to date information on current market conditions. These efforts and the resulting awareness and interest in gold investments will be key drivers behind the success of our revenue producing operations.

Business of Issuer

NuGold Resources, Inc. has created a business plan built upon the purchase and resale of investment quality gold, coins, jewelry and other precious metals. Through the buying and selling of investment quality gold, gold bullion, coins and other precious metals, the Company intends to build revenues based upon profits realized through sales through private transactions.

Plan for Revenue Generation: For the immediate future, we plan on generating revenues through the sale of gold coins, jewelry and bullion bars through our website www.nugold.net. On the site we ask that those individuals seeking to sell their gold products contact us with a description and picture of the product and we will quote them a price. We are in the process of setting up a PayPal account in order to easily accept credit card payments.  We have not yet acquired gold through this manner.

On March 1, 2010 we executed a Gold Purchase Agreement with Alcantara Brands Corporation for the purchase of 107.32 ounces of 99% fine gold bullion.  However, the seller was unable to deliver under the contract. The Agreement is filed herewith as Exhibit 10.3. On May 3, 2012 the parties executed the Mutual Rescission of Contract rescinding the Gold Purchase Agreement, filed as Exhibit 10.4 herewith. The consideration paid to the Seller was returned, and then used by the Company to pay legal, accounting and other operating expenses. We did not acquire any gold.  Alcantara Brands, now known as Bollente Companies, Inc. is also a client of Stoecklein Law Group, LLP.

We have since developed contacts with individuals with connections to a gold mine in the Republic of Ghana in West Africa. The relationship and any potential agreements are still preliminary, however we hope to be able to cultivate a supply of gold bars and ore from this area, which we can then sell to generate revenues.

On December 10, 2012 we executed an Advisory and Consulting Agreement with VI Investments, LLC by which VI Investments, LLC will provide the Company general advice and guidance regarding the mineral mining industry. We have also considered creating a subsidiary company in Africa to enable us to cultivate mineral ore to sell and generate revenue; however no decision has been made.

We do not plan to hold any gold for our own long term investment. We intend to purchase the gold from individuals or suppliers and immediately list the gold for sale on our site and find a buyer.

Storage and Transportation:

The gold purchased from private individuals online will be shipped to us in any manner suitable to the individual selling their gold. They are responsible for the costs associated with shipping the gold product to us.

When we receive the gold product we will store it in a fire proof safe at our office. We anticipate that the initial products will not exceed the size of our current safe, however we intend to increase the size or number of safes should that need materialize.

When the gold product is sold on our website we will ship the item(s) to the purchaser by either United Parcel Service (UPS) or Federal Express (FedEx) ground service. The packages will be insured for their current value. We plan on covering the costs of shipping to our customers.  We estimate the cost to ship jewelry or coins will generally not exceed $10.00 per package while the cost to ship gold bars may vary depending on weight and may cost from $10.00 to $100.00 or possibly higher for larger purchases.

Timeline for Business Plan:

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Working with graphic artist on custom NuGold logo;
•	Development of our business plan;
•	Development of our website;
•	Drafting an agreement for our initial gold purchase; and
•	Developing contacts in the mining industry.

We have launched our preliminary website, www.nugold.net, and expect to have a fully functioning site capable of processing gold purchases by the first quarter of 2013. Concurrently, we are working on our Search Engine Optimization and preparing informative documents for use on the site.

Based on our preliminary discussions we expect to have a new supplier of gold products by the end of the second quarter of 2013. This will be in addition to the gold coins, jewelry and bars we purchase through investors on our website.

NuGold Resources, Inc. was established in February of 2010. Currently we have temporary offices at 7494 Saginaw Way, Citrus Heights, California 95610. Our sole officer, director and founding stockholder created the business as a result of his interest in investing in gold and other precious metals.

Market and Revenue Generation

Historical Price of Gold

Around 1919, London Gold Market, set the gold price at £4.25 per troy ounce.  In today’s market, trading on several exchanges- both physical and gold derivatives- determines the daily gold price, with the traditional gold fix still serving as the benchmark price.  The fix is set twice daily at 10am and 3pm (EST).1

According to the World Gold Council (http://www.gold.org/) the price of gold has risen every year since 2001 from its low of about $250 an ounce.  From 2001 to the November 2010, the gold price rose approximately 460%, to over $1400 an ounce.  The price of gold also rose during the 2008 amidst the worst financial crisis in the United States since the Great Depression. 2As of the date of this filing, the gold price was just over $1,700 an ounce. While past performance does not guarantee a future result, one can see the potential in having an investment in some form of gold.

The following graph shows the 10 year increase in the price of gold.

1 World Gold Council, About Gold, Gold’s price history, http://www.gold.org/about_gold/story_of_gold/price/price_history , last accessed 10/29/2012.

2 An investor’s guide to the gold market, US edition, 2010, World Gold Council

Trading in Gold occurs in several exchanges and in several formats. Gold Bars Worldwide lists the following 10 associations and exchanges that meet their high “good delivery” standards3:

Europe                   LBMA London Bullion Market Association
Americas              COMEX CME Group – Market Contract: COMEX
Middle East           DMCC Dubai Multi Commodities Centre
IGE Istanbul Gold Exchange
India                       MCX Multi Commodity Exchange of India Ltd, Mumbai
Far East                 TOCOM Tokyo Commodity Exchange
SGE Shanghai Gold Exchange
SHFE Shanghai Futures Exchange
CGSE The Chinese Gold & Silver Exchange Society, Hong Kong

Gold investors also may invest in gold through a mutual fund or Exchange-Traded-Fund (ETF) that invests primarily in gold-producing companies or gold bullion. However, our business plan does not intend to take advantage of this type of gold investing. We want to market the investors looking to invest in physical gold bars, coins or jewelry.

Supply and Demand of Gold- Gold Markets

Gold is like any other freely traded good; commodity prices are heavily influenced by the long-term dynamics of demand and supply.  It can also be subject to short-term shocks from events such as geopolitical crises, weather and disease and other factors.4

Demand: Investment in precious metals including Silver, Copper, Platinum and Gold can be categorized into the following areas; 1) Jewelry 2) Gold bullion bars and coins 3) Technology or Industry.  The table below from the World Gold Council’s “Gold a commodity like no other” publication shows that with the exception of copper for technology and industry use, Gold is in the highest demand.

3 http://www.goldbarsworldwide.com/PDF/BI_1_GoldAssociations.pdf

4 Gold a commodity like no other, 2010, World Gold Council

The supply and demand dynamics of gold in particular undermine the precious metal’s appeal and characteristic as an investment vehicle. As shown below, the demand for jewelry accounts for the majority of the gold demand.  In the 12 months to December 2011 the demand for gold jewelry amounted to approximately $99.2 billion USD. The use of gold in various electronic, industrial, medical and dental applications accounts for about 12% of total gold demand.

Investment gold has shown the strongest growth in demand, with an increase of approximately 534% in the five years represented by the graph below. In 2011 alone investment in gold attracted net inflows of approximately $82.9 billion USD. (Source:  http://www.gold.org/investment/why_how_and_where/why_invest/demand_and_supply ) This is the Gold market that week seek to participate in.

In August 2012, the World Gold Council issued a press release stating that global gold demand in the second quarter of 2012 was a total of 990.0 tonnes, which was 7% lower than 1,065.8 tonnes in the second quarter of 2011. The dip in demand was partly due to the comparison with exceptional demand in 2011, and reflects the challenging global economic climate. The full release can be viewed at http://www.gold.org/media/press_releases/archive/2012/08/gold_demand_trends_q2_2012_press_release

Supply: The Supply of gold for the above mentioned markets is primarily provided by 1) mine production, 2) recycled gold or 3) central banks. We intend to take advantage of the investment demand for gold by way of utilizing gold from mine production and recycled gold.  We have been in contact with individuals who have a relationship with and have purchased and sold gold from a mine in the Republic of Ghana, a country in West Africa. They may be a supplier of gold ore and other gold products, but we have not yet come to a solid agreement.  In the meantime we plan to continue on the path of buying and selling gold bars, coins and jewelry to and from private parties.

Gold Purity and Quality

Jewelry: Gold’s quality, in terms of its purity is measured in “karats.” The purest gold is not very durable and as such is usually alloyed with different metals to increase its strength and change its color. 24-karat gold is 100% pure, meaning not alloyed with any other metal. 18-karat gold is 75% pure and 14-karat gold is 58% pure.

When we buy gold jewelry from private individuals we will ensure that gold’s authenticity by looking for the karat mark. According to U.S. law, all gold jewelry must have a stamp indicating the karats.  The stamp should also have the manufacturer’s trademark.   We will ensure that any jewelry we buy or sell will have this stamp and complies with all applicable laws.

Bullion Coins or Bars: Investment Gold in the shape of bullion coins and bars can be purchased in different weights and will have a similar stamp as required on jewelry to guarantee authenticity. The purity of gold bullion ranges from 22 to 24 karats.

Market Competition

Our business model is not a new idea and as such, we currently compete with large, well-established businesses with an existing client base.  Competitors include online sites not only in America but all over the world. For example, the most popular competitors include: AMPEX (http://www.apmex.com/Category/502/Gold.aspx) and Bullion Direct
(http://www.bulliondirect.com). We believe that increased interest in gold investment could increase competition.

We believe the principal competitive factors in our market include the following:

•	Level of customer satisfaction;
•	Ease of use of our website;
•	Ease of payment and payment options accepted
•	Brand awareness and reputation;
•	Value and popularity of the products listed for sale.

We believe that we compete favorably on the basis of factors. Our ability to remain competitive will depend on our ability to provide popular gold products with great customer service.

Employees

We are a development stage company and currently have only one part-time employee, Brenton J. Country, who is also our sole officer and director. Mr. Country spent approximately 23 years employed in the California Highway Patrol (CHP) as a CHP officer. Since retiring, Mr. Country has spent much of his spare time researching and studying the investment markets, with a special focus and interest in the gold and precious metals markets.  Mr. Country has compiled a database of contacts which will be incorporated into our marketing strategy. It is Mr. Country who provided us his experience and knowledge for development of our business plan. For a discussion of Mr. Country’s experience, please see the section, “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Country will coordinate all of our business operations. Mr. Country has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We do not intend to hire any additional employees within the next 12 months. At such time as the Company would deem it appropriate to hire additional staff, a portion of any employee compensation would likely include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Country is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the product manufacturing training and website design.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

NuGold Resources is a development stage company incorporated in the State of Nevada in February of 2010. We were formed to generate revenue through the buying and selling of investment grade gold bullion and coins through private transactions. In February of 2010 we commenced our planned principal operations. At this time, we have no significant assets.

Since our inception on February 26, 2010 through September 30, 2012, we have not generated any revenues and have incurred a net loss of $75,140. Since February of 2010 our business activity has focused around the development of our corporate entity, business plan, marketing strategy, contact development, as well as investment research into the feasibility of investment and revenue growth.

Although we intend to begin generating revenues in the next twelve months, there is a possibility we may continue to incur operating losses. The capital raised in this offering has been budgeted to cover the costs associated with the offering including: website development, graphic design, investment purchase, working capital, various filing fees and transfer agent fees. We believe that our lack of significant expenses and our ability to purchase and resell inventory, may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from transactional sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

NuGold Resources has created a business plan built upon investment revenue and growth through the purchase and resale of investment quality gold. Through the buying and selling of investment quality gold such as gold bullion and coins the Company intends to build revenues based upon profits realized through sales of the Company’s prior purchases through private transactions. In the future the Company may expand its investment strategies to include precious stones as well as other precious metals.

Satisfaction of our cash obligations for the next 12 months. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of realizing revenues through private investments. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures. However, until such time as we are able to either raise the cash required privately or launch another offering, we will have the ability to continue building our database of contacts as well as maintain a minimal amount of capital needed for smaller investments. Our sole officer and director, Mr. Country, has agreed to continue his part time work without pay, until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Country out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months through purchase and distribution of product on an “as needed” basis.

Summary of any investment strategy, research and development that we will perform for the term of the plan. We do anticipate performing significant research and development under our plan of operation in the near future.  We will continue to monitor new developments in investment strategies as well as market fluctuations and reports on gold and precious metals. We will also utilize market tools such as trade publications, investor blogs and other media offering current information on investment strategies regarding gold and precious metals sales.

Expected purchase or sale of plant or significant equipment.  The purchase of any plant or significant equipment; is not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced our product development program, increased our revenues through direct marketing and secured multiple purchase and sales contracts, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $41,000, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $41,000; (2) goals based upon our funding of $60,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $41,000.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in February of 2010;
•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $60,000 to complete Stage II of our Plan of Operations. Accomplished in February 2010 and August of 2012. Total professional fees accumulated through September 30, 2012 were $70,755.

•	Work with counsel to draft template purchase contract;
•	Contract for initial gold purchase of 107.32 ounces of gold, for $40,000 on March 1, 2010, and subsequent rescission executed May 3, 2010.

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $49,400. Upon receiving the net funds of $49,400 we intend to budget funds accordingly to meet all reporting requirements of a public company, as well as continue to develop and build investment sales portfolio. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of NuGold Resources, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our business plan as currently developed, generates sufficient revenues to allow for major investment purchases.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. The balance of $75,000 would be utilized for legal, accounting, gold purchases, website maintenance   and general office expenses. Upon completion of the funding of an additional $100,000, we intend to proceed with the repayment of any outstanding balances owed to parties in relation to our unsecured lines of credit.  Repayment of the unsecured lines will be prioritized according to due date of the documented outstanding principle and interest which is due the holder.  In the event an additional $100,000 were raised (in addition to the $49,400 in this offering, and $100,000 referenced above), we would allocate the second $100,000 primarily to gold purchases, repayment of any outstanding balances remaining from unsecured lines of credit, office space and additional staff. We anticipate that it will take us approximately twelve months after the funding referenced in this Stage III to expand our services, secure office space, and hire additional staff. Additionally, if we are unable to raise additional funds as stated above, we may default on the repayment of the executed lines of credit, at which time we would need to renegotiate the terms of the agreement or remain in default, which could prove to be detrimental in the Company’s ability to secure additional financing.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant investment purchases.  Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered start up losses which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $60,000, with net proceeds of $49,400, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our investment purchase business to the levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President to cover legal and accounting fees required to continue our operations. Additionally we may default on the repayment of our unsecured lines of credit leaving the company vulnerable to those creditors.

There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock and unsecured lines of credit. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt sales from prior purchases.

As of September 30, 2012, the Company had executed two lines of credit with related parties.  The first line of credit was executed on September 23, 2010 for an amount up to $100,000. This unsecured line bears interest at 6% per annum with principal and interest and is due and payable on September 24, 2015. The first line of credit was executed by and between the Company and its sole officer and director. The second line of credit was executed on March 29, 2011 for an amount up to $10,000. The unsecured line bears interest at 6% per annum and is due and payable on March 30, 2016. The second note was executed by and between the Company and an existing shareholder.

Subsequent to September 30, 2012, on October 1, 2012, the Company executed an additional unsecured line of credit for an amount up to $10,000. The credit line bears interest at 6% annum with principal and interest due on October 1, 2014. The line of credit was executed by and between the Company and unrelated third party, SLI, a Nevada corporation. The purpose of the loan is to assist the Company in covering expenses.

On December 11, 2012, we executed a $2,000,000 secured line of credit. To date, we have received $100,000 from the line of credit. The note is due on December 11, 2014 or upon demand and bears interest at a rate of 6% per year.

Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

Even though we intend to begin generating revenues, we can make no assurances and therefore we may incur operating losses in the next twelve months. Our limited operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and the management of growth. To address these risks, we must, among other things, obtain an investor base, increase our private transaction database, implement and successfully execute our business and marketing strategy, continually research for new information on additional precious metal markets and trends, as well as attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 7494 Saginaw Way, Citrus Heights, California 95610. We have no monthly rent, nor do we accrue any expense for monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Country to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Country, an officer and director of the Company. Office services are provided without charge by Mr. Country. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During March of 2010, Mr. Country received 4,100,000 shares of common stock, at a price of $0.01 per share as the founder of NuGold Resources, Inc. Mr. Country is the only officer, director and promoter of NuGold Resources, Inc. The proceeds from the sale of the shares to Mr. Country, $41,000, constituted the majority portion of the initial cash capitalization of the company.

During March of 2010, Stoecklein Law Group, LLP received 50,000 shares of common stock, at a price of $0.10 per share as payment towards legal services rendered. Donald Stoecklein, the Principle and Partner of Stoecklein Law Group, LLP is the brother-in-law of Brenton Country and the son of Mary Jane Stoecklein.

During September of 2010, Mary Jane Stoecklein received 60,000 shares of common stock, at a price of $0.10 per share in exchange for a cash investment of $6,000.  Ms. Stoecklein is the mother of Donald Stoecklein. Ms. Stoecklein has no affiliation with Stoecklein Law Group, LLP.  Ms. Stoecklein is an extended relative by marriage to Mr. Country; her son, Donald Stoecklein is married to Brenton Country’s sister.

During September of 2010, the Company executed a revolving credit line with Mr. Country for up to $100,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on September 24, 2015.  As of September 30, 2012, an amount of $18,000 has been used for general corporate purposes with a remaining balance of $82,000 available.  As of September 30, 2012, the balance of accrued interest was $2,179.

During March of 2011, the Company executed a revolving credit line with Stoecklein Law Group, LLP for up to $10,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on March 30, 2016.  As of September 30, 2012, an amount of $175 has been used for general corporate purposes with a remaining balance of $9,825 available.  As of September 30, 2012, the balance of accrued interest was $5. Stoecklein Law Group, LLP may be a creditor to the Company and has waived any rights and claims to proceeds from this offering which will be placed in an account that is subject to creditor attachment; other than funds the Company may voluntarily pay Stoecklein Law Group, LLP as agreed. The Waiver is filed herewith as Exhibit 10.2.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to contact an authorized OTC market maker for sponsorship of our common stock on the Over-the-Counter market; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of September 30, 2012, there were 3 stockholders of our common stock; 1) Mr. Country, 2) our securities counsel, Stoecklein Law Group, LLP, and 3) Mary Jane Stoecklein.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Country, our Principal Executive Officer (PEO) has not received any compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of this Prospectus.

Future Compensation

Mr. Country has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the first $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Country a minimum salary of $25,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be West Coast Stock Transfer, 2010 Hancock Street, Suite A, San Diego, California 92110.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 4,610,000 issued and outstanding. Of these shares, 450,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 4,160,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 4,160,000 were issued, in March and September of 2010 to our founding stockholder Mr. Country and through an equity purchase by Ms. Stoecklein.

As of October of 2012, all restricted shares are held by Mr. Country, Stoecklein Law Group, LLP and Ms. Stoecklein. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of NuGold Resources at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC Quotation Board exchange at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In August of 2012, we engaged the services of De Joya Griffith, to provide an audit of our financial statements for the period from February 26, 2010 (inception) to June 30, 2012. We have no disagreements with our auditor through the date of this prospectus.

NuGold Resources, Inc.

Office Locations
 Las Vegas, NV
  New York, NY
    Pune, India
  Beijing, China
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
NuGold Resources, Inc.

We have audited the accompanying balance sheets of NuGold Resources, Inc. (A Development Stage Company) as of June 30, 2012 and as of June 30, 2011 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and from inception (February 26, 2010) to June 30, 2012. NuGold Resources, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NuGold Resources, Inc. (A Development Stage Company) as of June 30, 2012 and 2011 and the results of its operations and its cash flows for the years then ended and from inception (February 26, 2010) to June 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
September 26, 2012

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagriffith.com

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(audited)

	June 30,	June 30,
	2012	2011
ASSETS

Current assets:
Cash	$10	$-
Prepaid expenses	3,000	3,000
Total current assets	3,010	3,000

Total assets	$3,010	$3,000

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Bank overdraft	$-	$5
Accounts payable	1,850	1,600
Total current liabilities	1,850	1,605

Long-term liabilities:
Line of credit	75	-
Line of credit - related party	18,000	18,000
Accrued interest payable	3	-
Accrued interest payable - related party	1,907	824
Total long-term liabilities	19,985	18,824

Total liabilities	21,835	20,429

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no and no shares issued and outstanding
as of June 30, 2012 and June 30, 2011, respectively	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 4,210,000 and 4,210,000 shares issued and outstanding
as of June 30, 2012 and June 30, 2011, respectively	4,210	4,210
Additional paid in capital	47,816	47,816
Deficit accumulated during development stage	(70,851)	(69,455)
Total stockholders' deficit	(18,825)	(17,429)

Total liabilities and stockholders' deficit	$3,010	$3,000

See Accompanying Notes to Financial Statements.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(audited)

			Inception
	For the	For the	(February 26, 2010)
	year ended	year ended	to
	June 30,	June 30,	June 30,
	2012	2011	2012

Revenue	$-	$-	$-

Operating expenses:
General and administrative	60	1,394	2,186
Professional fees	250	44,680	66,755
Total operating expenses	310	46,074	68,941

Other expenses:
Interest income	3	-	3
Interest expense - related party	1,083	824	1,907
Total other expense	1,086	824	1,910

Net loss	$(1,396)	$(46,898)	$(70,851)

Weighted average number of common	4,210,000	4,196,192
shares outstanding - basic

Net loss per share - basic	$(0.00)	$(0.01)

See Accompanying Notes to Financial Statements.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
(audited)

						Deficit
						Accumulated
						During	Total
	Preferred Shares		Common Shares		Subscriptions	Development	Stockholders'
	Shares	Amount	Shares	Amount	Receivable	Stage	Deficit
Inception, (February 26, 2010)	-	$-	-	$-	$-	$-	$-

February 26, 2010
Issuance of common stock for cash	-	-	4,100,000	4,100	36,900	-	41,000

February 26, 2010
Issuance of common stock for services	-	-	50,000	50	4,950	-	5,000

March 12, 2010
Donated capital	-	-	-	-	26	-	26

Net loss	-	-	-	-	-	(22,557)	(22,557)

Balance, June 30, 2010	-	-	4,150,000	4,150	41,876	(22,557)	23,469

September 23, 2010
Issuance of common stock for cash	-	-	60,000	60	5,940	-	6,000

Net loss	-	-	-	-	-	(46,898)	(46,898)

Balance, June 30, 2011	-	-	4,210,000	4,210	47,816	(69,455)	(17,429)

Net loss	-	-	-	-	-	(1,396)	(1,396)

Balance, June 30, 2012	-	$-	4,210,000	$4,210	$47,816	$(70,851)	$(18,825)

See Accompanying Notes to Financial Statements.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(audited)

			Inception
	For the	For the	(February 26, 2010)
	year ended	year ended	To
	June 30,	June 30,	June 30,
	2012	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,396)	$(46,898)	$(70,851)
Adjustments to reconcile net income
to net cash used in operating activities:
Shares issued for services	-	-	5,000
Changes in operating assets and liabilities:
Increase in prepaid expense	-	(3,000)	(3,000)
Increase/(Decrease) in accounts payable	250	(15,225)	1,850
Increase in accrued interest payable	3	-	3
Increase in accrued interest payable - related party	1,083	824	1,907

Net cash used in operating activities	(60)	(64,299)	(65,091)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	(5)	5	-
Proceeds from line of credit	75	-	75
Proceeds from line of credit - related party	-	18,000	18,000
Proceeds from sale of common stock, net of offering costs	-	6,000	47,000
Donated capital	-	-	26

Net cash provided by financing activities	70	24,005	65,101

NET CHANGE IN CASH	10	(40,294)	10

CASH AT BEGINNING OF PERIOD	-	40,294	-

CASH AT END OF PERIOD	$10	$-	$10

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See Accompanying Notes to Financial Statements.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on February 26, 2010 (Date of Inception) under the laws of the State of Nevada, as NuGold Resources, Inc.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company plans to buy and sell gold through private transactions.

Year End
The Company’s year end is June 30.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the gold has been rendered to the customers.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the years ended June 30, 2012 and 2011.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2012 and 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)
Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)
Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of June 30, 2012 and 2011, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of June 30, 2012 and 2011, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through September 2012 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (February 26, 2010) through the period ended June 30, 2012 of ($70,851). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – LINE OF CREDIT AND LINE OF CREDIT – RELATED PARTY

On March 29, 2011, the Company executed a revolving credit line with a shareholder of the Company for up to $10,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on March 30, 2016.  As of June 30, 2012, an amount of $75 has been used for general corporate purposes with a remaining balance of $9,925 available.  As of June 30, 2012, the balance of accrued interest was $3.

Interest expense for the years ended June 30, 2012 was $3.

On September 23, 2010, the Company executed a revolving credit line with an officer and director of the Company for up to $100,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on September 24, 2015.  As of June 30, 2012, an amount of $18,000 has been used for general corporate purposes with a remaining balance of $82,000 available.  As of June 30, 2011, an amount of $18,000 has been used for general corporate purposes with a remaining balance of $82,000 available.  As of June 30, 2012 and 2011, the balance of accrued interest was $1,907 and $824, respectively.

Interest expense for the years ended June 30, 2012 and 2011 was $1,083 and $824, respectively.

NOTE 4 – INCOME TAXES

At June 30, 2012 and 2011, the Company had a federal operating loss carryforward of $70,851 and $69,455, which begins to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at June 30, 2012 and 2011:

	2012	2011
Deferred tax assets:
Net operating loss carryforward	$70,851	$69,455
Total deferred tax assets	24,798	24,309
Less: Valuation allowance	(24,798)	(24,309)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of June 30, 2012 and 2011 was $24,798 and $24,309, respectively, which will begin to expire 2030.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of June 30, 2012 and 2011 and maintained a full valuation allowance.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 – INCOME TAXES (CONTINUED)

Reconciliation between the statutory rate and the effective tax rate is as follows at June 30, 2012 and 2011:

	2012	2011
Federal statutory rate	(35.0)%	(35.0)%
State taxes, net of federal benefit	(0.00)%	(0.00)%
Change in valuation allowance	35.0%	35.0%
Effective tax rate	0.0%	0.0%

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

Common Stock
On February 26, 2010, the Company issued an officer and director of the Company 4,100,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $41,000.

On February 26, 2010, the Company issued 50,000 shares of common stock at a price of $0.10 per share for services rendered totaling $5,000.  The shares were valued according to the fair value of the services.

On March 12, 2010, the Company received donated capital of $26 from an officer and director of the Company.

On September 23, 2010, the Company issued 60,000 shares of its $0.001 par value common stock at a price of $0.10 per share for cash of $6,000.

NOTE 6 – WARRANTS AND OPTIONS

As of June 30, 2012 and 2011, there were no warrants or options outstanding to acquire any additional shares of common stock.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(unaudited)

	September 30,	June 30,
	2012	2012
ASSETS

Current assets:
Cash	$95	$10
Prepaid expenses	-	3,000
Total current assets	95	3,010

Total assets	$95	$3,010

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$2,850	$1,850
Total current liabilities	2,850	1,850

Long-term liabilities:
Line of credit	175	75
Line of credit - related party	18,000	18,000
Accrued interest payable	5	3
Accrued interest payable - related party	2,179	1,907
Total long-term liabilities	20,359	19,985

Total liabilities	23,209	21,835

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no and no shares issued and outstanding
as of September 30, 2012 and June 30, 2012, respectively	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 4,210,000 and 4,210,000 shares issued and outstanding
as of September 30, 2012 and June 30, 2012, respectively	4,210	4,210
Additional paid in capital	47,816	47,816
Deficit accumulated during development stage	(75,140)	(70,851)
Total stockholders' deficit	(23,114)	(18,825)

Total liabilities and stockholders' deficit	$95	$3,010

See Accompanying Notes to Financial Statements.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(unaudited)

			Inception
	For the	For the	(February 26, 2010)
	three months ended	three months ended	to
	September 30,	September 30,	September 30,
	2012	2011	2012

Revenue	$-	$-	$-

Operating expenses:
General and administrative	15	15	2,201
Professional fees	4,000	-	70,755
Total operating expenses	4,015	15	72,956

Other expenses:
Interest expense	2	-	5
Interest expense - related party	272	272	2,179
Total other expense	274	272	2,184

Net loss	$(4,289)	$(287)	$(75,140)

Weighted average number of common	4,210,000	4,210,000
shares outstanding - basic

Net loss per share - basic	$(0.00)	$(0.00)

See Accompanying Notes to Financial Statements

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(unaudited)

			Inception
	For the	For the	(February 26, 2010)
	three months ended	three months ended	to
	September 30,	September 30,	September 30,
	2012	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,289)	$(287)	$(75,140)
Adjustments to reconcile net income
to net cash used in operating activities:
Shares issued for services	-	-	5,000
Changes in operating assets and liabilities:
Increase in prepaid expense	3,000	-	-
Decrease in accounts payable	1,000	-	2,850
Increase in accrued interest payable	2	-	5
Increase in accrued interest payable - related party	272	272	2,179

Net cash used in operating activities	(15)	(15)	(65,106)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	-	(5)	-
Proceeds from line of credit	100	30	175
Proceeds from line of credit - related party	-	-	18,000
Proceeds from sale of common stock, net of offering costs	-	-	47,000
Donated capital	-	-	26

Net cash provided by financing activities	100	25	65,201

NET CHANGE IN CASH	85	10	95

CASH AT BEGINNING OF PERIOD	10	-	-

CASH AT END OF PERIOD	$95	$10	$95

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See Accompanying Notes to Financial Statements.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the year ended June 30, 2012 and 2011 and notes thereto included in the Company’s S-1 registration statement. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Organization
The Company was incorporated on February 26, 2010 (Date of Inception) under the laws of the State of Nevada, as Nugold Resources, Inc.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company plans to buy and sell gold through private transactions.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the gold has been rendered to the customers.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)
Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

 Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through October 2012 and believes that none of them will have a material effect on the company’s financial statements.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (February 26, 2010) through the period ended September 30, 2012 of ($75,140). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – LINE OF CREDIT AND LINE OF CREDIT – RELATED PARTY

On March 29, 2011, the Company executed a revolving credit line with a shareholder of the Company for up to $10,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on March 30, 2016.  As of September 30, 2012, an amount of $175 has been used for general corporate purposes with a remaining balance of $9,825 available.  As of September 30, 2012, the balance of accrued interest was $5.

Interest expense for the three months ended September 30, 2012 was $2.

On September 23, 2010, the Company executed a revolving credit line with an officer and director of the Company for up to $100,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on September 24, 2015.  As of September 30, 2012, an amount of $18,000 has been used for general corporate purposes with a remaining balance of $82,000 available.  As of September 30, 2012, the balance of accrued interest was $2,179.

Interest expense for the three months ended September 30, 2012 and 2011 was $272 and $272.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

Common Stock
During the three months ended September 30, 2012, there have been no other issuances of common stock.

NOTE 5 – WARRANTS AND OPTIONS

As of September 30, 2012, there were no warrants or options outstanding to acquire any additional shares of common stock.

NUGOLD RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6 – SUBSEQUENT EVENTS

On October 1, 2012, the Company executed a revolving credit line with an entity for up to $10,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on October 1, 2014.  As of October 3, 2012, an amount of $1,000 has been used for general corporate purposes with a remaining balance of $9,000 available.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

NUGOLD RESOURCES, INC.

$60,000

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of NuGold Resources in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of NuGold Resources if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in NuGold Resources in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Accounting and audit	$6,000
Copying	$600
EDGAR Filing Fees	$3,000
Transfer agent setup	$1000
Securities and Exchange Commission registration fee	$8.86
Total	$10,608.86

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (February 26, 2010) we issued and sold the following unregistered securities:

In February of 2010, the Company issued to the founder of the Company 4,100,000 shares of its $0.001 par value common stock at a price of $0.01 per share for a total valuation of $41,000. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipient representing his intentions to acquire the securities for his own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

In February of 2010, the Company issued 50,000 shares of its common stock toward legal fees at a value of $0.10 per share. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

In September of 2010, the Company issued 60,000 shares of its common stock upon receipt of a capital investment which was valued at $0.10 per share. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Citrus Heights, State of California, on December 27, 2012.

NuGold Resources, Inc.

By: /s/ Brenton J. Country
Brenton J. Country, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Brenton J. Country	President	December 27, 2012
Brenton J. Country

/s/Brenton J. Country	Director	December 27, 2012
Brenton J. Country

/s/Brenton J. Country	Principal Executive Officer	December 27, 2012
Brenton J. Country

/s/Brenton J. Country	Principal Financial Officer	December 27, 2012
Brenton J. Country

/s/Brenton J. Country	Principal Accounting Officer	December 27, 2012
Brenton J. Country

/s/Brenton J. Country	Secretary/Treasurer and Director	December 27, 2012
Brenton J. Country

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements:
A.           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Independent Auditors’ Report F-1
Balance Sheet for the Period Ending June 30, 2012 F-2
Statement of Operations for the Period Inception (February 26, 2010)
through June 30, 2012 F-3
Statement of Stockholders’ Equity for the Period
Inception (February 26, 2010) through June 30, 2012 F-4
Statement of Cash Flows for the Period Inception (February 26, 2010)
through June 30, 2012 F-5
Notes to Financial Statements F-6 - F-10
Balance Sheet for the Period Ending September 30, 2012 G-1
Statement of Operations for the Period Inception (February 26, 2010)
through September 30, 2012 G-2
Statement of Cash Flows for the Period Inception (February 26, 2012)
Through September 30, 2012 G-3
Notes to Financial Statements G-4 – G-7

(b) Exhibits
EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of NuGold Resources filed on February 26, 2010
3(ii)(a)*	Bylaws of the NuGold Resources
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group, LLP
10.1*	Subscription Agreement
10.2	Waiver From Stoecklein Law Group, LLP
10.3	Gold Purchase Agreement –Alcantara Brands
10.4	Rescission of Gold Purchase Agreement
10.5	Revolving Grid Note dated September 23, 2010
10.6	Revolving Grid Note dated March 29, 2011
10.7	Revolving Grid Note dated October 1, 2012
10.8	Revolving Grid Note dated December 11, 2012
11*	Statement Re: Computation of per share earnings
23.1*	Consent of De Joya Griffith , LLC
23.2*	Consent of the Stoecklein Law Group, LLP

*       Filed herewith